Exhibit 99.1

Investor and Media Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

HD Supply Enters Into Definitive Agreement to Sell its Construction & Industrial--White Cap
Business Segment to Clayton, Dubilier & Rice for $2.9 billion

Atlanta, GA – August 11, 2020 – HD Supply Holdings, Inc. (NASDAQ:HDS) ("HD Supply") today announced that it has entered into a definitive agreement to sell its Construction & Industrial--White Cap business (also known as “White Cap”), a leading distributor of specialty concrete and construction products and services in North America serving professional contractors, to an affiliate of Clayton, Dubilier & Rice for a purchase price of $2.9 billion in cash. Net proceeds from the sale are expected to be approximately $2.5 billion after taxes and transaction costs. The transaction is expected to close in October 2020, subject to customary regulatory approvals.

"After a detailed evaluation, we determined that a sale of our White Cap business unit to Clayton, Dubilier & Rice is in the best interests of our HD Supply stockholders,” said Joe DeAngelo, HD Supply Chairman, President & CEO. "This transaction will enable the HD Supply leadership team to intensify our focus on Facilities Maintenance, while also returning capital to our HD Supply shareholders."

HD Supply expects to use the net proceeds from this transaction to return capital to HD Supply shareholders, fund M&A activity and repay debt. A more detailed discussion around the use of proceeds will take place on our second-quarter earnings call in early September.

Once the transaction is complete, John Stegeman, White Cap’s current CEO, and Alan Sollenberger, White Cap’s current President, are expected to continue to lead the Construction and Industrial business, which will include the White Cap, Home Improvement Solutions and Brafasco businesses.

Advisors

Goldman Sachs & Co. LLC served as financial advisor and Jones Day served as legal counsel to HD Supply on the transaction. Debevoise & Plimpton served as legal counsel to CD&R on the transaction.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

About Clayton, Dubilier & Rice

Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since inception, CD&R has managed the investment of more than $30 billion in 93 companies with an aggregate transaction value of more than $140 billion. The Firm has offices in New York and London. For more information, visit www.cdr-inc.com.

Forward-Looking Statements and Preliminary Results

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, our ability to obtain the required regulatory approvals for the transaction, our ability to satisfy the other closing conditions, our ability consummate the transaction on the anticipated timing, if at all, and the impact of the coronavirus disease 2019 outbreak (“COVID-19”) on the maintenance, repair and operations and specialty construction sectors, in general, and the financial position and operating results of our company, in particular, which cannot be predicted and could change rapidly and those "Risk factors" in our annual report on Form 10-K, for the fiscal year ended February 2, 2020, filed on March 17, 2020 and those described from time to time in our, and HD Supply, Inc.'s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC's website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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